Exhibit 10.19
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                                  SALOMON INC

                            EQUITY PARTNERSHIP PLAN

                                      FOR

                                 KEY EMPLOYEES

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                                                      Adopted as of June 6, 1990
                                      Amended and Restated as of January 1, 1996
                                                  Unless Otherwise Stated Herein

March 19, 1997
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                                   SALOMON INC
                             EQUITY PARTNERSHIP PLAN
                                FOR KEY EMPLOYEES

                                                                            Page
                                                                            ----

1.  Purpose of the Plan......................................................1

2.  Definitions..............................................................1

3.  Election by a Company to Participate in the Plan.........................9

4.  Stock Subject to the Plan................................................9

5.  Administration of the Plan..............................................10

6.  Eligibility.............................................................10

7.  Awards and Rollovers under the Plan.....................................11

    (a)  Awards.............................................................11

    (b)  Rollovers..........................................................13

    (c)  Vesting of Awards and Rollovers....................................14

    (d)  Simultaneous Occurrence of Realization Event and Termination of
           Employment.......................................................17

8.  Funding of the Plan.....................................................17

9.  Maintenance of Accounts.................................................21

    (a)  Stock Account......................................................21

    (b)  Rollover Account...................................................22

    (c)  Cash Account.......................................................23

10. Long-Term Investment Election...........................................24

11. Payments under the Plan.................................................24

12. Securities Matters......................................................29
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13. Voting and Tender of Salomon Stock......................................30

    (a)  Voting Rights......................................................30

    (b)  Tender Rights......................................................31

    (c)  Tender Prior to Allocation.........................................32

    (d)  Notices and Information Statements.................................32

    (e)  Confidentiality of Voting and Tender Directions....................32

14. Adjustment of Accounts in Certain Events................................32

15. Certain Divestitures....................................................33

   (a)  Company with Publicly Traded Stock That No Longer is a 50%
            Affiliate......................................................33

   (b)  Company with Publicly Traded Stock That Remains a 50% Affiliate ...34

   (c)  Satisfaction of Obligations After a Divestiture....................35

16.  No Special Employment Rights..........................................35

17.  Payroll and Withholding Taxes.........................................35

18.  Termination and Amendment.............................................36

19.  Payments upon the Death of a Participant..............................38

20.  Shareholder Approval Required.........................................39

21.  Effect of Revocation Event............................................39

22.  Miscellaneous.........................................................40


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APPENDIX A................................................................A-1

Award Schedule for 1996 and Thereafter....................................A-1

Award Schedule for 1995...................................................A-2

Award Schedule for Phibro Division Effective 1993 and 1994................A-3

Award Schedule for 1991--1994.............................................A-4

Award Schedule for 1990...................................................A-5


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                                   SALOMON INC
                             EQUITY PARTNERSHIP PLAN
                                FOR KEY EMPLOYEES

1. PURPOSE OF THE PLAN

      This Equity Partnership Plan for Key Employees is designed to provide participants, as compensation in respect of past services rendered, with a continuing long-term investment in common stock of Salomon Inc, the realization of which will be deferred to a future date. By placing participants in the position of long-term shareholders of Salomon Inc, participants are expected to have the same motivations and interests as other shareholders of Salomon Inc, such as controlling costs (including compensation costs) and seeking to maximize the return on equity of Salomon Inc and its subsidiaries and affiliates, and are expected to analyze the activities in which they personally are involved in terms of the overall benefit of such activities to Salomon Inc and its affiliates and subsidiaries, as well as the effect that such activities will have on the participants' individual departments or direct compensation. This plan is intended to be an unfunded "bonus program" (within the meaning of 29 CFR
Part 2510.3-2(c)) designed primarily to provide deferred bonuses to a select group of highly compensated or management employees.

2. DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Accounts" shall mean a Participant's Cash Account, Rollover Account and Stock Account.

      (b) "Affiliate" shall mean any corporation (other than a Company) which is a member of a "controlled group of corporations" (as that term is defined in Section 4l4(b) of the Code) of which a Company is a member and any trade or business (whether or not incorporated) under "common control" (as that term is defined in Section 414(c) of the Code) with a Company.

      (c) "Average Cost Per Share" shall mean a cost per share of Salomon Stock calculated as follows:

            (i) After each purchase (or deemed purchase) of shares made in connection with or in anticipation of an award under an Equity Partnership Plan, the Average Cost Per Share shall be recalculated and shall equal (A) the Total Cost of Net Shares immediately after such purchase, divided by
      (B) the total number of Net Shares immediately after such purchase.
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            (ii) After each allocation of shares from the Suspense Account in respect of Salomon Inc's 17.65% contribution obligation with respect to dividends (or deemed dividends) as provided in Section 8 or under another Equity Partnership Plan, the Average Cost Per Share shall be recalculated and shall equal (A) the Total Cost of Net Shares immediately after such allocation, divided by (B) the total number of Net Shares held immediately after such allocation.

            (iii) Contributions of Salomon Stock to the trusts under the Equity Partnership Plans by Salomon Inc shall be treated as purchases in anticipation of awards under the Equity Partnership Plans at the Daily Value as of the date of the contribution.

            (iv) Forfeitures under the Equity Partnership Plans (other than forfeitures with respect to Rollovers from the Partnership Pool Plan that are described in Section 7(c)(ii)) shall be treated as purchases for the Equity Partnership Plans at the Daily Value as of the date of forfeiture of the number of shares forfeited. Restored forfeitures shall be treated as allocations as of the forfeiture date.

            (v) If, on any date that shares of Salomon Stock are purchased for the Equity Partnership Plans, any Awards, Rollovers or dividends paid on Salomon Stock allocated to Participants' Accounts are awaiting investment, such purchases shall be deemed to be purchases to satisfy such Awards, Rollovers and dividends, pro rata based on the dollar amounts of such Awards, Rollovers and dividends. Any shares that are purchased in excess of the shares necessary to satisfy such uninvested Awards, Rollovers and dividends shall be held in the Suspense Account and shall be deemed to be purchased in anticipation of awards under the Equity Partnership Plans.

            (vi) Effective as of June 6, 1990, in the event that there are any shares of Salomon Stock remaining in the Suspense Account on January 1 of any calendar year that were purchased or deemed to have been purchased in a prior calendar year, the Average Cost Per Share of such shares shall be deemed to be the Daily Value on the last trading day immediately preceding such January 1.

            (vii) Shares of Salomon Stock withheld in accordance with Section 17(c) hereof that Salomon Inc directs the Trustee to continue to hold in the Suspense Account pursuant to Section 17(c) shall be treated as purchases in anticipation of awards under the Equity Partnership Plans at the Daily Value on the distribution date with respect to which such shares were withheld.

      (d) "Award" shall mean, with respect to each Participant, an award granted to such Participant with respect to a calendar year by the Committee pursuant to
Section 7. An Award shall be deemed to have been made with respect to the calendar year


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within which ends the compensation year by reference to which the year-end bonus related to the Award is calculated and in which a Company would, in the absence of the Plan, have accrued a compensation expense for accounting purposes for the cash value of the Award.

      (e) "Beneficiary" shall mean the person or entity determined to be a Participant's beneficiary pursuant to Section 19 hereof.

      (f) "Board of Directors" shall mean the Board of Directors of Salomon Inc.

      (g) "Cash Account" shall mean (i) a book account maintained by Salomon Inc reflecting, (A) with respect to tendered shares of Salomon Stock credited to a Participant's Accounts and (B) with respect to amounts described in Section 11(d) of the Plan, the cash amount to be distributed to a Participant upon a Realization Event and (ii) an account in the Trust reflecting (A) the consideration received as a result of tendering shares of Salomon Stock credited to a Participant's Accounts, adjusted to reflect gains and losses resulting from the Trustee's investment of such amount and (B) the amount described in Section 11(d) of the Plan.

      (h) "Cause" shall mean, when used in connection with the termination of a Participant's employment, the termination of the Participant's employment by a Company or an Affiliate on account of (i) the willful violation by the Participant of (A) any federal or state law, (B) any rule of any Company or Affiliate or (C) any rule or regulation of any regulatory body to which any Company or Affiliate is subject, including, without limitation, the New York Stock Exchange or any other exchange or contract market of which any Company or Affiliate is a member and the National Association of Securities Dealers, Inc., which violation would materially reflect on the Participant's character, competence or integrity, (ii) a breach by a Participant of the Participant's duty of loyalty to the Companies and Affiliates in contemplation of the Participant's termination of the Participant's employment, such as the Participant's pre-termination of employment solicitation of customers or employees of any Company or Affiliate or (iii) the Participant's unauthorized removal from the premises of any Company or Affiliate of any document (in any medium or form) relating to any Company or Affiliate or the customers of any Company or Affiliate. Any rights a Company or an Affiliate may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliate may have under any other agreement with the employee or at law or in equity. If, subsequent to a Participant's voluntary termination of employment or involuntary termination of employment without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall, at the election of the Committee in its sole discretion, be deemed to have been terminated for Cause.


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      (i) "Change in Control" shall mean:

            (i) The acquisition by any person (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Salomon Inc or any of its subsidiaries or Berkshire Hathaway, Inc. or any of its subsidiaries or affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), without the prior written approval of the Board of Directors, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Salomon Stock or the combined voting power of Salomon Inc's then outstanding voting securities in a transaction or series of transactions not approved by a vote of at least a majority of the Continuing Directors (as hereinafter defined); or

            (ii) A change in the composition of the Board of Directors of Salomon Inc such that individuals who, as of January 1, 1988, constitute the Board of Directors of Salomon Inc (generally the "Directors" and as of January 1, 1988 the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, 1988 whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Salomon Inc, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

      (j) "Code" shall mean the Internal Revenue Code of 1986.

      (k) "Committee" shall mean such committee as the Board of Directors shall appoint from time to time to administer the Plan. The Committee shall consist of two or more persons, each of whom shall be (i) prior to August 15, 1996, a "disinterested person" and (ii) on or after August 15, 1996, a "non-employee director," in each case within the meaning of Rule 16b-3 promulgated under
Section 16 of the Exchange Act.

      (1) "Companies" shall mean Salomon Inc and its subsidiaries and affiliates that have adopted the Plan pursuant to Section 3(a) hereof, while such companies remain subsidiaries or affiliates of Salomon Inc.

      (m) "Company" shall mean Salomon Inc or any of its subsidiaries or affiliates that have adopted the Plan pursuant to Section 3(a) hereof, while any such company remains a subsidiary or affiliate of Salomon Inc.

      (n) "Compensation" shall mean, with respect to a calendar year, the sum of the dollar amounts of an employee's (i) base salary, (ii) night differential,
(iii) overtime,


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(iv) year-end bonus, (v) effective with respect to Awards granted on or January
1, 1997, any bonus payable pursuant to a special incentive compensation agreement or arrangement and (vi) Award, resulting from services rendered to the Companies, before giving effect to (A) any "compensation reduction election" under the Retirement Plan (as that term is defined in the Retirement Plan) or to any similar compensation reduction election made in connection with a plan within the meaning of Code Section 401(k), (B) any compensation reduction election made in connection with a "cafeteria plan" within the meaning of Code
Section 125 and (C) any compensation reduction election made in connection with an "employee stock purchase plan" within the meaning of Code Section 423. Compensation shall not include the amount of any 17.65% contribution made pursuant to Section 8 hereof or the amount of any up front or "sign-on" bonus paid to any individual.

      (o) "Daily Value" shall mean, with respect to a share of Salomon Stock, the average of the high and low reported sales price regular way per share of Salomon Stock on the New York Stock Exchange Composite Tape, or if Salomon Stock is not traded on such stock exchange, the principal national securities exchange on which Salomon Stock is traded, or if not so traded, the mean between the highest bid and lowest asked quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, as determined by the Committee in a manner consistently applied.

      (p) "Disability" shall mean any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by any Company and applicable to the Participant.

      (q) "Equity Partnership Plans" shall mean the Plan, the Salomon Inc Equity Partnership Plan for Professional and Other Highly Compensated Employees and any other equity plan maintained by any Company and designated by the Committee as an Equity Partnership Plan.

      (r) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (t) "Investment Period" shall mean, with respect to an Award or a Rollover from a Prior Incentive Plan, the later of (i)(A) with respect to Awards or such Rollovers made prior to January 1, 1996, the expiration of the 5-year period beginning on the date as of which such Award is granted or such Rollover is made and (B) with respect to Awards made on or after January 1, 1996, the expiration of the 3-year period beginning on the date as of which such Award is granted or
(ii) the expiration of any


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period determined pursuant to any Long-Term Investment Election made by a
Participant. In addition to the foregoing, the Investment Period with respect to an Award or a Rollover from a Prior Incentive Plan shall end upon the Participant's Permissive Retirement that occurs prior to the date on which the Investment Period otherwise would end if the Participant so elects in writing within 45 days after the date such Award is granted or such Rollover is made or simultaneously with the filing of a Long-Term Investment Election with respect to such Award or Rollover. The Investment Period of a Rollover from another Equity Partnership Plan shall be determined as if such Rollover were an Award under the Plan as of the date on which the related award was granted under such other Equity Partnership Plan.

      (u) "Long-Term Investment Election" shall mean a Participant's irrevocable written election pursuant to Section 10 hereof.

      (v) "Minimum Eligible Compensation" shall mean: (i) $300,000 with respect to 1990; (ii) effective as of January 1, 1991, with respect to each calendar year after 1990 and before 1995, 1.5 multiplied by the compensation limitation in effect under Section 401(a)(17) of the Code for the immediately preceding calendar year; and (iii) with respect to each calendar year beginning in 1995 and thereafter, 2.4 multiplied by the compensation limitation in effect under
Section 401(a)(17) for the immediately preceding calendar year.

      (w) "Net Shares" shall mean the number of shares purchased or deemed to have been purchased with respect to or in anticipation of Awards and awards under the other Equity Partnership Plans, excluding purchases or deemed purchases with respect to dividends paid on Salomon Stock credited to Participants' Accounts, less the number of shares credited to Participants' Accounts (and not theretofore forfeited) from the Suspense Account.

      (x) "Participant" shall mean a key employee, including an officer or director, of any Company who is determined by the Committee to be eligible to participate in the Plan and who is designated a Participant pursuant to Section 6 hereof.

      (y) "Partnership Pool Plan" shall mean the 1988 Managing Directors' Partnership Pool.

      (z) "Permissive Retirement" shall mean a Participant's termination of employment with the Companies and Affiliates, other than by reason of death or Disability and other than for Cause, on or after the earliest to occur of: (i) the December 31st following the date the Participant attains age 55 and completes 10 years of service determined pursuant to the Retirement Plan; (ii) the Participant's 65th birthday; (iii) the December 31st following the date the Participant completes 25 years of service determined pursuant to the Retirement Plan; or (iv) the later of the date the


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Participant has completed at least 10 years of service determined pursuant to the Retirement Plan and the December 31st following the date the Participant attains an age which, when added to the Participant's number of years of service determined pursuant to the Retirement Plan, equals 75. The Committee may consider an extended leave of absence to be a termination of employment even though the Participant may render limited services to the Companies or Affiliates during such leave.

      (aa) "Plan" shall mean the Salomon Inc Equity Partnership Plan for Key Employees.

      (ab) "Prior Incentive Plan" shall mean the Partnership Pool Plan or the Special Bonus Plan.

      (ac) "Realization Event" shall mean, with respect to an Award or a Rollover, the first to occur of (i) the expiration of the Investment Period with respect to such Award or Rollover, (ii) the occurrence of a Change in Control,
(iii) the termination of the Plan pursuant to Section 18 hereof, (iv) the Participant's termination of employment with a Company or Affiliate as a result of the Participant's Disability or (v) the Participant's death.

      (ad) "Retirement Plan" shall mean the Salomon Inc Retirement Plan, as amended from time to time, and its predecessors and successors.

      (ae) "Revocation Event" shall mean a determination by the Board of Directors in its sole discretion that any of the following has occurred or is likely to occur:

            (i) A determination by the Department of Labor or a court of competent jurisdiction that the assets of the Trust are subject to Part 4 of Subtitle B of Title I of ERISA.

            (ii) A determination by the Department of Labor or a court of competent jurisdiction that the Plan is a "pension plan" (within the meaning of Section 3(2) of ERISA) subject to Parts 2, 3 and 4 of Subtitle B of Title I of ERISA.

            (iii) A determination by the Internal Revenue Service or a court of competent jurisdiction that any amount deposited in the Trust is taxable to any Participant or Beneficiary prior to the distribution to the Participant or Beneficiary of such amount.

            (iv) A determination by Salomon Inc's independent public accountants that the accounting expense to the Companies of maintaining the Accounts under the Plan (other than a Participant's Accounts with respect to an Award credited with 100 shares of Salomon Stock or less that may be distributed in the form of


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      cash) is based on a value of the shares of Salomon Stock other than such value (A) on the date shares of Salomon Stock are acquired by the Trust or
      (B) on the date the shares of Salomon Stock are credited to a Participant's Accounts.

      (af) "Rollover" shall mean an amount transferred to the Plan from another Equity Partnership Plan or from a Prior Incentive Plan pursuant to Section 7(b).

      (ag) "Rollover Account" shall mean a book account maintained by Salomon Inc and an account maintained in the Trust reflecting, with respect to a Rollover, the number of shares of Salomon Stock to be distributed to a Participant upon a Realization Event.

      (ah) "Rollover Election" shall mean a written election by a Participant to transfer to the Plan amounts credited to the Participant's accounts from another Equity Partnership Plan or a Prior Incentive Plan pursuant to Section 7(b).

      (ai) "Salomon Stock" shall mean the common stock of Salomon Inc or any successor thereto.

      (aj) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      (ak) "Special Bonus Plan" shall mean the Salomon Brothers Inc Special Bonus Plan, adopted effective as of January 1, 1986.

      (al) "Stock Account" shall mean a book account maintained by Salomon Inc and an account maintained in the Trust reflecting, with respect to each Award, the number of shares of Salomon Stock to be distributed to each Participant upon a Realization Event.

      (am) "Suspense Account" shall mean an account in the Trust in which unallocated shares of Salomon Stock are held.

      (an) "Total Cost of Net Shares" immediately after a purchase (or deemed purchase) made in connection with or in anticipation of an award under the Equity Partnership Plans or an allocation shall mean the Average Cost Per Share immediately, preceding the purchase or allocation, as the case may be, multiplied by the number of Net Shares immediately preceding the purchase or allocation, as the case may be (i) in the case of a purchase, plus (A) the number of such shares purchased multiplied by (B) the amount paid per share, excluding brokerage commissions, for such shares or (ii) in the case of an allocation, minus (A) the number of shares allocated multiplied by (B) the Daily Value on the date of the allocation.


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      (ao) "Trust" shall mean any trust established in connection with the Plan.

      (ap) "Trustee" shall mean the trustee of the Trust.

      (aq) "Voluntary Award Election" shall mean, with respect to a Participant described in Section 7(a)(iii), an election made pursuant to Section 7(a)(iii) to reduce the Participant's Compensation by a percentage of such Compensation (determined without reference to the Voluntary Award Election) and have the amount by which the Participant's Compensation is so reduced converted to an Award.

3. ELECTION BY A COMPANY TO PARTICIPATE IN THE PLAN

      (a) By appropriate corporate action, subject to the approval of the Board of Directors, any subsidiary or affiliate of Salomon Inc may adopt the Plan. Such subsidiary or affiliate may recommend to the Committee which of its employees should be eligible to participate in the Plan.

      (b) By appropriate corporate action, a Company may terminate its participation in the Plan.

      (c) No affiliate or subsidiary of Salomon Inc that participates in the Plan shall have any power with respect to the Plan except as specifically provided in the Plan.

      (d) As a condition of participation in the Plan, Salomon Inc shall require any subsidiary or affiliate to enter into an agreement or agreements to obligate such subsidiary or affiliate to pay to Salomon Inc or to the Trust, in cash, the appropriate value, as determined by the Board of Directors, of any Salomon Stock that Salomon Inc contributes to the Trust in respect of the Participants employed by such subsidiary or affiliate. In addition, Salomon Inc may require any subsidiary or affiliate to enter into such other agreement or agreements as it shall deem necessary to obligate such subsidiary or affiliate to reimburse Salomon Inc or the Trust for any other amounts paid hereunder, directly or indirectly, in respect of such subsidiary's or affiliate's employees.

4. STOCK SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 14 hereof, shares of Salomon Stock may be allocated to Participants' accounts under the Equity Partnership Plans in an amount that, in the aggregate since the inception of the Equity Partnership Plans in 1990, does not exceed 40,000,000 shares. In the event that any shares of Salomon Stock allocated to a Participant's accounts under the Equity Partnership Plans are


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forfeited for any reason, the number of shares of Salomon Stock forfeited shall again be available for allocation under the Equity Partnership Plans.

5. ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan and such forms of elections as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties. Committee decisions shall be made by a majority of its members present at a meeting (which meeting may be held by telephone) at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. All expenses of the Plan shall be borne by Salomon Inc.

      No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Companies shall indemnify and hold harmless each member of the Committee and each other director or employee of the Companies to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any action, omission or determination relating to the Plan, if such action, omission or determination was taken or made by such member, director or employee in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal action or proceeding, such member had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Companies, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6. ELIGIBILITY

      (a) Effective as of January 1, 1991, the persons who shall be eligible to participate in the Plan with respect to a calendar year shall be such employees or classes of employees of the Companies (i) (A) whose principal work location during such calendar year is within the United States of America or (B) who are citizens of the United States of America, whose principal work location during such calendar year is outside of the United States of America and who do not participate in a plan maintained


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by their employer during such calendar year that the Committee determines to be comparable to the Plan, (ii)(A) with respect to an individual who did not participate in the Plan in the immediately preceding year, whose Compensation with respect to such calendar year is at least equal to the Minimum Eligible Compensation or (B) with respect to an individual who did participate in the Plan in the immediately preceding year, whose Compensation with respect to such calendar year is at least equal to the compensation limitation under Section 401(a)(17) of the Code and who would have been eligible for an Award under the Salomon Inc Equity Partnership Plan for Professional and Other Highly Compensated Employees for such calendar year and (iii) who are designated as eligible to participate in the Plan by the Committee.

      (b) Notwithstanding Paragraph (a) of this Section, the Committee may from time to time add or exclude from participation one or more individuals or classes of individuals. Each eligible individual shall become a Participant effective on the date as of which the individual (or class of individuals including such individual) is designated as a Participant.

7. AWARDS AND ROLLOVERS UNDER THE PLAN

      (a)  Awards

            (i) Subject to Paragraphs (ii) and (iv) of this Section, the Committee shall grant Awards to Participants pursuant to the schedule attached hereto as Appendix A. The Committee may from time to time and in its sole discretion amend the schedule contained in Appendix A. Any such schedule shall provide for Awards based on a percentage of a Participant's Compensation (or, in the Committee's discretion, with respect to any Participant whose year-end bonus constitutes "performance-based compensation" under Section 162(m)(4)(C) of the Code, such Participant's year-end bonus) with respect to a calendar year, and will reduce the Participant's cash bonus that would otherwise be payable with respect to such calendar year.

            (ii) Notwithstanding the schedule attached hereto as Appendix A or any amendment thereto, subject to Section 7(a)(iii), no Award to a Participant with respect to a calendar year will exceed the lesser of
      (A)(1) for the 1991 calendar year, 50% of the Participant's Compensation for such calendar year and (2) for each calendar year after 1991, 50% of the Participant's Compensation or such greater percentage of Compensation as shall be determined by the Committee in its sole discretion, (B) the dollar amount of the bonus (excluding the amount of any up-front or sign-on bonus) payable to such Participant with respect to such calendar year, before reduction for any Award with respect to such calendar year, but reduced by the portion of the bonus (other than an up-front or sign-on bonus) contributed by the Companies pursuant to the Participant's salary reduction election to (1) the Retirement Plan or any similar plan, (2) a "cafeteria plan" within the meaning of Code Section 125 or (3) an "employee stock purchase plan" within the meaning of Code Section 423 or
      (C) any additional limit determined by the Committee and included as part of an Award schedule attached as Exhibit A.

            (iii) Effective as of January 1, 1994, any Participant whom the Committee determines may be a "covered employee" within the meaning of
      Section 162(m) of the Code in a calendar year (other than a Participant whose year-end bonus constitutes "performance-based compensation" and whose Award under Section 7(a)(i) is determined solely on the basis of the Participant's year-end bonus) shall be permitted to receive an additional Award for a calendar year based on the Participant's Voluntary Award Election for such calendar year. Each Voluntary Award Election (A) shall state the percentage of the Participant's Compensation (determined without reference to the Voluntary Award Election) by which the Participant's Compensation shall be reduced and converted to an Award hereunder, (B) shall be made in such form as may be required by the Committee and (C) shall be delivered to the Committee no later than December 31 of the calendar year immediately preceding the calendar year for which the Voluntary Award Election is made (or, with respect to Voluntary Award Elections for the 1994 calendar year, no later than the date 30 days after the Plan, as amended and restated as of January 1, 1994, is approved by Salomon Inc's shareholders). Notwithstanding any Voluntary Award Election, the amount by which the Participant's Compensation shall be reduced and which shall be converted to an Award hereunder shall not exceed the lesser of (1) the excess, if any, of (I) the Participant's Compensation after reduction for any Award granted pursuant to Section 7(a)(i) over (II) $1 million, and (2) the dollar amount of the bonus (excluding the amount of any up-front or sign-on bonus) payable to such Participant with respect to such calendar year, after reduction for any Award granted pursuant to
      Section 7(a)(i) with respect to such calendar year and further reduced by the portion of the bonus (other than an up-front or sign-on bonus) contributed by the Companies pursuant to the Participant's salary reduction election to (A) the Retirement Plan or any similar plan, (B) a "cafeteria plan" within the meaning of Code Section 125 or (C) an "employee stock purchase plan" within the meaning of Code Section 423.

            (iv) Notwithstanding the foregoing, effective as of January 1, 1991 with respect to calendar years beginning prior to January 1, 1996, unless the Committee determines otherwise in its sole discretion, the following individuals shall not be entitled to receive an Award for a calendar year (whether or not Awards already have been allocated to Participants for such calendar year):

                  (A) an individual who, prior to December 31 of such calendar year, has notified the applicable Company or Affiliate that the individual intends to terminate employment with the Companies and Affiliates effective in such calendar year or the next succeeding calendar year;

                  (B) an individual who, prior to December 31 of such calendar year, has been notified by the applicable Company or Affiliate that the individual's employment with the Companies and Affiliates will be terminated effective in such calendar year or the next succeeding calendar year; or

                  (C) an individual whose employment with the Companies and
            Affiliates terminates prior to the end of such calendar year.

            (v) Notwithstanding the foregoing, effective as of January 1, 1996, unless the Committee otherwise determines in its sole discretion, an individual who, prior to December 31 of such calendar year, has been notified by the applicable Company or Affiliate that the individual's employment with the Companies and Affiliates will be terminated effective in such calendar year or the next succeeding calendar year shall not be entitled to receive an Award for a calendar year (whether or not Awards already have been allocated to Participants for such calendar year). An individual who, prior to December 31 of such calendar year, has notified the applicable Company or Affiliate that the individual intends to terminate employment with the Companies and Affiliates effective in such calendar year or the next succeeding calendar year shall receive an Award for the calendar year unless otherwise determined by the Committee in its sole discretion (which determination may be made after Awards already have been allocated to Participants for such calendar year).

       (b)  Rollovers

            (i) A Participant shall be permitted to make a Rollover with respect to a percentage, up to 100%, of the amount credited to such Participant's accounts under the Partnership Pool Plan as of December 31, 1990 by delivering to the Committee, on or before December 31, 1990, a Rollover Election indicating the percentage of each such amount to be rolled over.

            (ii) A Participant shall be permitted to make a Rollover with respect to a percentage, up to 100%, of the amount credited to such Participant's accounts under the Special Bonus Plan as of December 31, 1990 by delivering to the

      Committee, on or before December 31, 1990, a Rollover Election indicating the percentage of each such amount to be rolled over.

            (iii) To the extent a Participant elects to roll over a portion of the Participant's accounts under the Partnership Pool Plan or the Special Bonus Plan, the Participant's rights under the Plan with respect to any such amount shall be in lieu of all rights the Participant would have had under either such Prior Incentive Plan.

            (iv) Upon becoming eligible to participate in the Plan, all amounts credited to the Participant's accounts under the Equity Partnership Plans (other than the Plan) shall be transferred to the Plan as a Rollover.

            (v) No Rollover shall be given effect with respect to a Participant whose employment with the Companies terminates prior to the effective date of such Rollover.

      (c) Vesting of Awards and Rollovers

            (i) Subject to Sections 7(a)(iv) and 11, with respect to Awards granted and Rollover Elections made prior to January 1, 1996, each Award and Rollover shall be 100% vested in each Participant, except as follows:

                  (A) a Participant shall forfeit any Award or Rollover if the
            Participant's employment with a Company or an Affiliate is (or is deemed to have been) terminated by such Company or Affiliate for Cause on or prior to the Realization Event for that Award or Rollover;

                  (B) a Participant shall forfeit any shares of Salomon Stock attributable to a Rollover from the Partnership Pool Plan if, prior to the earlier of January 1, 1992 and the Realization Event for that Rollover, the Participant's employment with the Companies and Affiliates terminates (whether or not for Cause); and

                  (C) a Participant shall forfeit 20% of the shares of Salomon
            Stock attributable to a Rollover from the Special Bonus Plan if, prior to the earliest of (1) January 1, 1992, (2) the date the Participant would be entitled to Permissive Retirement as a result of the criteria described in Sections 2(z)(i), (ii) or (iii), (3) the date the Participant has completed 10 years of service under the Retirement Plan in the capacity of Managing Director and/or as a General Partner of Salomon Brothers Inc, regardless of the Participant's age at the time of termination and (4) the Realization Event for that Rollover, the Participant's employment with the Companies and Affiliates terminates (whether or not for Cause), provided, however, that a Participant who otherwise would achieve full vesting as a result of Clauses (2) or (3) of this Paragraph nevertheless shall forfeit 20% of the shares of Salomon Stock attributable to a Rollover from the Special Bonus Plan if the Participant joins a "competitor organization" prior to the Realization Event for that Rollover.

            (ii) Subject to Sections 7(a)(iv), 7(a)(v) and 11, with respect to Awards granted on or after January 1, 1996, each Award and Rollover shall be subject to forfeiture only as follows:

                  (A) A Participant shall forfeit the entire amount attributable to any Award or Rollover if the Participant's employment is (or is deemed to have been) terminated by such Company or Affiliate for Cause on or prior to the Realization Event for that Award or Rollover;

                  (B) Subject to Paragraph (ii)(A), a Participant shall forfeit a portion of the amount attributable to any Award or Rollover (other than an Award resulting from a Voluntary Award Election) as follows in the event the Participant voluntarily terminates employment with the Company or Affiliate and joins a "competitor organization" prior to the Realization Event for the Award or Rollover (without taking into account any Long-Term Investment Election):

            (I) if the termination occurs prior to the expiration of one year after the Award or (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 100% of the amount attributable to the Award or Rollover;

            (II) if the termination occurs on or after the expiration of one year, but prior to the expiration of two years after the Award (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 73-1/3% of the amount attributable to the Award or Rollover; and

            (III) if the termination occurs on or after the expiration of the two years, but prior to the expiration of three years after the Award (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 46-2/3% of the amount attributable to the Award or Rollover;

                  (C) Subject to Paragraphs (ii)(A), (ii)(B) and (ii)(D) of this
            Section, a Participant shall forfeit 20% of the amount attributable to an

            Award or Rollover (other than an Award resulting from a Voluntary Award Election) if, prior to the Realization Event for the Award or Rollover (without taking into account any Long-Term Investment Election), the Participant's employment with the Companies and Affiliates terminates for any reason;

                  (D) Subject to Paragraph (ii)(A) of this Section, a
            Participant whose employment with a Company or an Affiliate is involuntarily terminated as a result of a downsizing or general reduction in work force at the Company or Affiliate prior to the Realization Event for an Award or Rollover (without taking into account any Long-Term Investment Election) shall forfeit a portion of the amount attributable to the Award or Rollover (other than an Award resulting from of a Voluntary Award Election) as follows:

            (I) if the termination occurs prior to the expiration of one year after the Award (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 20% of the amount attributable to the Award or Rollover;

            (II) if the termination occurs on or after one year, but prior to the expiration of two years after the Award (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 13-1/3% of the amount attributable to the Award or Rollover; and

            (III) if the termination occurs on or after two years, but prior to the expiration or three years after the Award (or, in the case of a Rollover, the award to which the Rollover was related) was granted, the Participant shall forfeit 6-2/3% of the amount attributable to the Award or Rollover.

Except as provided in this Section 7(c)(ii) and Section 11, a Participant shall not forfeit any portion of the balance credited to the Participant's Accounts attributable to Awards (or, in the case of a Rollover, the award to which the Rollover was related) made on or after January 1, 1996.

            (iii) For purposes of this Section 7(c), whether a participant's termination of employment shall be considered voluntary or involuntary and whether or not a termination is deemed to be as a result of a downsizing or general reduction in work force shall be determined by Salomon Inc in its sole discretion. For purposes of this Section 7(c), the term "competitor organization" shall mean an organization that is determined by the Committee to be a competitor of Salomon Inc and/or its Affiliates.

            (iv) In the case of any Participant who forfeits all or a portion of their Account by reason of Section 7(c)(ii)(B), (C) or (D) and who again becomes employed by a Company or an Affiliate within a reasonable time determined by the Committee, the Committee may, in its sole discretion, elect to restore to the Participant's Accounts part or all of the amounts forfeited.

      (d) Simultaneous Occurrence of Realization Event and Termination of Employment

      In the event of the simultaneous occurrence of a Realization Event described in Section 2(ac)(iv) or 2(ac)(v) with respect to a Rollover from the Partnership Pool Plan or the Special Bonus Plan and the termination of the Participant's employment with the Companies and Affiliates, for purposes of determining whether a Participant will forfeit any amount of such Rollover pursuant to Section 7(c)(i), such Realization Event shall be deemed to have occurred prior to such termination of the Participant's employment.

8. FUNDING OF THE PLAN

      The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of Salomon Inc. Salomon Inc shall establish the Trust, which shall be intended to be a "grantor trust" within the meaning of Section 671 of the Code, pursuant to a trust agreement, to assist Salomon Inc in meeting its obligations hereunder. Such trust agreement shall provide that the Trust shall be invested primarily in Salomon Stock.

      The trust agreement creating the Trust shall contain procedures to the following effect:

      (a) In the event of the insolvency of any Company, the assets of the Trust shall be available to pay the claims of any creditor of such Company to whom a distribution may be made in accordance with state and federal bankruptcy laws. A Company shall be deemed to be "insolvent" if such Company is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event a Company becomes insolvent, the Board of Directors and the Chief Executive Officer of Salomon Inc shall notify the Trustee of the event as soon as practicable. Upon receipt of such notice, or if the Trustee receives other written allegations of such Company's insolvency from a third party considered by the Trustee to be reliable and responsible, the Trustee shall cease making payments of benefits from the assets of the Trust, shall hold the assets in the Trust for the benefit of such Company's creditors and shall take such steps as are necessary to determine within a reasonable period of time whether such Company is insolvent. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc or a determination by a court of competent jurisdiction that such Company is or is not insolvent. In the case of the Trustee's determination of such Company's insolvency, the Trustee will deliver assets of the Trust to satisfy claims of such Company's creditors pursuant to a final order of a court of competent jurisdiction.

      (b) The assets of the Trust shall be available to pay any claim or claims of any judgment creditor or judgment creditors of any Company to the extent such claim or claims are then payable and the Company otherwise shall fail to pay such claim or claims. The Board of Directors and the Chief Executive Officer of Salomon Inc shall notify the Trustee as soon as practicable in the event of any such failure of any Company to pay a judgment creditor. Upon receipt of such notice, or if the Trustee receives other written allegations of any Company's such failure to pay a judgment creditor or judgment creditors from a third party considered by the Trustee to be reliable and responsible, the Trustee shall, to the extent of such failure, hold the assets of the trusts under the Equity Partnership Plans for the benefit of such judgment creditor or judgment creditors and shall take such steps as are necessary to determine within a reasonable period of time whether such creditors are entitled to payment. In making such determination, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc or a determination by a court of competent jurisdiction that such creditors are or are not entitled to payment. In the case of the Trustee's determination of any such Company's failure to pay a judgment creditor or judgment creditors, the Trustee will deliver assets of the trusts under the Equity Partnership Plans to satisfy claims of such Company's judgment creditors as directed pursuant to a final order of a court of competent jurisdiction. In the event that the Trustee is required to hold any assets of the trusts under the Equity Partnership Plans for the benefit of any judgment creditor, Participants' Accounts shall be ratably reduced by such amount.

      (c) In the event the Trustee ceases making payments of benefits as a result of a Company's insolvency, the Trustee shall resume making payments of benefits only after the Trustee has determined that no Company is then insolvent or upon receipt of an order of a court of competent jurisdiction requiring the payment of benefits. In the event the Trustee holds any assets in the trusts under the Equity Partnership Plans for the benefit of a judgment creditor of a Company, the Trustee shall, if the Trustee determines that no Company then owes any such amount to a judgment creditor, allocate the then remaining amounts that had been held for the benefit of any such judgment creditor to the Participants' Accounts that were reduced, pro rata in proportion to the excess of the reduction in each such Participant's Accounts over the amounts paid by Salomon Inc to each such Participant as a result of such reduction. No Participant shall receive a restoration that exceeds the amount of the reduction together with the earnings that would have accrued had no reduction been effected, less amounts paid to the Participant by Salomon Inc as a result of the reduction. Notwithstanding the provisions of this Section 8(c), the Trustee shall restore Participants' Accounts in accordance with an order of a court of competent jurisdiction. In the event the amount available for restoration exceeds the amount required to be restored to Participants' Accounts, such excess shall be allocated to the Suspense Account and shall be treated as a purchase for the Plans at the Daily Value as of the date of such allocation. In making any determination under this Section, the Trustee may rely upon a certificate of the Board of Directors and the Chief Executive Officer of Salomon Inc.

      (d) The Trustee shall reinvest all dividends paid on Salomon Stock held in the Trust in Salomon Stock as follows:

            (i)(A) Subject to Paragraph (d)(i)(B) of this Section, solely with respect to Awards and Rollovers made prior to January 1, 1996, as soon as practicable after the payment date for dividends paid (or deemed paid) on Salomon Stock credited (or deemed to be credited) to Participants' Accounts, other than Salomon Stock credited to Participants' Rollover Accounts with respect to a Rollover from a Prior Incentive Plan, Salomon Inc shall contribute to the Trust, as compensation to Participants, an amount equal to 17.65% of such dividends (or deemed dividends) (less required withholding taxes, if any). As soon as practicable after receipt of such dividends (or deemed dividends) and any such 17.65% contribution, the Trustee shall use such dividends (or deemed dividends) and contribution to purchase Salomon Stock. With respect to Awards and Rollovers made on or after January 1, 1996, no such 17.65% contribution shall be required.

            (B) If and to the extent that the Committee elects by notice to the Trustee, Salomon Inc's 17.65% contribution obligation shall be satisfied out of the Suspense Account. Effective as of January 1, 1991, if the Committee makes such an election, the contribution obligation shall be satisfied (1) first from the dividends paid on shares of Salomon Stock held in the Suspense Account and (2) second from shares of Salomon Stock held in the Suspense Account, based on the Daily Value of the shares on the relevant payment date. Any such share shall be deemed to have been purchased at such Daily Value for allocation purposes.

            (C) Shares of Salomon Stock purchased or deemed purchased pursuant to this Section 8(d)(i) shall be allocated to the Participant's Accounts with respect to which they were purchased.

            (ii) Subject to Paragraph (d)(iv) of this Section, as soon as practicable after the payment date for dividends paid on Salomon Stock credited to Participants' Rollover Accounts as of the record date for such dividends with respect to a

      Rollover from a Prior Incentive Plan, the Trustee shall use the amount of such dividends to purchase Salomon Stock. Shares of Salomon Stock purchased pursuant to this Section 8(d)(ii) shall be allocated to the Participant's Rollover Account with respect to which they were purchased.

            (iii) Subject to Paragraph (d)(iv) of this Section, as soon as practicable after receipt of dividends paid on Salomon Stock held in the Suspense Account, the Trustee shall use the amount of such dividends to purchase Salomon Stock. Shares of Salomon Stock purchased pursuant to this
      Section 8(d)(iii) (other than with dividends used to satisfy Salomon Inc's contribution obligation pursuant to Paragraph (d)(i)(B)) shall be held in the Suspense Account.

            (iv) (A) Notwithstanding the foregoing, effective as of October 12, 1995, the Committee may, in its sole discretion, elect by notice to the Trustee to direct the Trustee to satisfy allocations in respect of dividends paid on shares of Salomon Stock credited to Participants' Accounts out of shares of Salomon Stock held in the Suspense Account based on the Daily Value of Salomon Stock on the dividend payment date. In such a case, the dividends paid on shares allocated to a Participant's Stock Account shall be transferred to the Suspense Account.

            (B) To the extent the Committee elects to satisfy allocations under the Equity Partnership Plans in respect of dividends paid on shares of Salomon Stock credited to Participants' Accounts out of shares of Salomon Stock held in the Suspense Account or otherwise at the election of the Committee, dividends paid on Salomon Stock held by the Trusts shall not be reinvested in Salomon Stock but instead shall be held in the Suspense Account and, unless the Board of Directors otherwise directs the Trustee, shall be invested in accordance with the investment guidelines applicable to assets held in the Trusts and credited to a Participant's Cash Account.

      (e) Notwithstanding any other provision hereunder, Salomon Inc may, at any time, by notice to the Trustee, substitute for part or all of the assets held by the Trust other assets of equal fair market value at the time of such substitution. The fair market value of any shares of Salomon Stock being substituted shall be the Daily Value of such shares of Salomon Stock on the day as of which the substitution is to be effected. The Trustee shall distribute to Salomon Inc the assets to be substituted as soon as practicable after receipt of a notice of substitution, but in no case later than 7 days thereafter, provided, however, that in the event Salomon Inc elects to substitute Salomon Stock held in the Trust within 90 days prior to the record date of a meeting of the shareholders of Salomon Inc or on or after the commencement of a tender offer with respect to Salomon Stock, the Trustee shall continue to hold the Salomon Stock to be substituted and shall make voting decisions at such meeting and shall make tender decisions with respect to such Salomon Stock pursuant to
Section 13 of the Plan. As
soon as practicable after the conclusion of such meeting or the expiration of such tender offer, as the case may be, the Trustee shall distribute such shares of Salomon Stock from the Trust to Salomon Inc.

      Notwithstanding the foregoing, the Committee shall be permitted to modify or eliminate the provisions described in Sections 8(a), (b), (c), (d) and (e) if and to the extent it determines that such action is appropriate based on advice of counsel.

9. MAINTENANCE OF ACCOUNTS

      (a) Stock Account

            (i) If, on November 30 of any calendar year, the number of shares held in the Suspense Account is at least equal to (A) with respect to Awards granted for the 1990 calendar year, 80% of the amount of shares necessary to satisfy the total amount of Awards granted for such calendar year and (B) with respect to Awards granted for each calendar year thereafter, 90% of the amount of shares necessary to satisfy the total amount of Awards granted for such calendar year, each Participant's Stock Account shall be credited with a number of shares of Salomon Stock equal to the dollar amount of such Participant's Award divided by the product of
      (A) with respect to Awards granted prior to January 1, 1996, .85 multiplied by the Average Cost Per Share of Salomon Stock on November 30 of the calendar year for which the Award was granted to such Participant, and (B) with respect to Awards granted on or after January 1, 1996, .80 multiplied by the Average Cost Per Share of Salomon Stock on November 30 of the calendar year for which the Award was granted to such Participant. In the event that on any such November 30 the number of shares held in the Suspense Account is less than 80% or 90%, as the case may be, of the number of shares necessary to satisfy the total amount of Awards granted for such calendar year, each Participant's Stock Account shall be credited with a number of shares of Salomon Stock equal to the dollar amount of such Participant's Award divided by the product of (1) with respect to Awards granted prior to January 1, 1996, .85 multiplied by the Average Cost Per Share of Salomon Stock on the date on which the shares are credited to such Participant's Stock Account and (2) with respect to Awards granted on or after January 1, 1996, .80 multiplied by the Average Cost Per Share of Salomon Stock on the date on which the shares are credited to such Participant's Stock Account.

            (ii) If, as of the date an Award is granted, the number of shares held in the Suspense Account is insufficient to satisfy such Award, the date on which Salomon Stock in respect of such Award is credited to a Participant's Stock Account shall be deferred until such date as the number of shares held in the Suspense Account equals or exceeds the number of shares with respect to such Award.

            (iii) If the date as of which Awards are granted for a calendar year is on or prior to the record date for the dividends payable on Salomon Stock but the number of shares held in the Suspense Account is insufficient to satisfy such Awards, (A) for purposes of Sections 8(d) and 9(a)(iv), the shares held in the Suspense Account shall be treated as held in each Participant's Stock Account pro rata in proportion to each Participant's Award for such calendar year and (B) Salomon Inc shall make a contribution to the Trust equal to the difference between (1) the dividends that would have been paid on shares in respect of Awards for such calendar year had the Suspense Account held sufficient shares to satisfy the Awards for such calendar year and (2) the dividends actually paid on the shares held in the Suspense Account. For purposes of Sections 8(d) and 9(a)(iv), the Salomon Inc contribution described in Clause (B) of this Section shall be treated as a dividend paid on Salomon Stock held in a Participant's Stock Account, pro rata in proportion to each Participant's Award for such calendar year.

            (iv) As of the payment date for dividends paid (or deemed paid) on Salomon Stock held (or deemed held) in a Participant's Stock Account as of the record date for such dividends, each such Participant's Stock Account shall be credited with the number of shares of Salomon Stock that are in fact purchased or deemed to have been purchased with such dividends and, solely with respect to Awards granted prior to January 1, 1996, the additional 17.65% compensation contribution made in respect of such dividends, as determined pursuant to Section 8(d).

            (v) Each Participant's Stock Account shall be reduced by the number of shares of Salomon Stock distributed to the Participant in respect of an Award, whether such shares are distributed from the Trust or directly from Salomon Inc.

      (b) Rollover Account

            (i) With respect to a Participant who has an automatic Rollover of his accounts from another Equity Partnership Plan to the Plan pursuant to
      Section 7(b)(iv), the Committee shall maintain such Participant's Rollover Account as follows:

                  (A) Each such Participant's Rollover Account shall be credited with a number of shares of Salomon Stock that were credited to the Participant's accounts under the Equity Partnership Plans immediately prior to the Rollover.

                  (B) All assets held in such Participant's accounts under any trust maintained in connection with another Equity Partnership Plan immediately prior to the Rollover shall be transferred to the Participant's corresponding accounts under the Trust on the date as of which the Rollover occurs.

                  (C) As of the payment date for dividends paid on Salomon Stock held in a Participant's Rollover Account as of the record date for such dividends, each such Participant's Rollover Account shall be credited with the number of shares of Salomon Stock purchased or deemed to have been purchased with such dividends and, solely with respect to Rollovers related to awards granted prior to January 1, 1996, the additional 17.65% compensation contribution made in respect of such dividends, as determined pursuant to Section 8(d).

            (ii) With respect to a Participant who makes a Rollover Election with respect to benefits under a Prior Incentive Plan, the Committee shall maintain such Participant's Rollover Account as follows:

                  (A) Each such Participant's Rollover Account shall be credited as of January 1, 1991 with the number of shares of Salomon Stock purchased with the dollar amount rolled over from a Prior Incentive Plan.

                  (B) As of the payment date for dividends paid on Salomon Stock held in a Participant's Rollover Account as of the record date for such dividends, each such Participant's Rollover Account shall be credited with the number of shares of Salomon Stock purchased with such dividends.

            (iii) Each Participant's Rollover Account shall be reduced by the number of shares of Salomon Stock distributed to the Participant in respect of a Rollover, whether such shares are distributed from the Trust or directly from Salomon Inc.

      (c) Cash Account

      In the event that a Participant shall elect to tender shares of Salomon Stock held in the Participant's Accounts pursuant to Section 13(b)(i), the number of shares of Salomon Stock credited to such Participant's Accounts that are tendered shall be converted to a dollar amount per share equal to the consideration received in respect of such tender. Such dollar amount shall thereafter be credited to the Participant's Cash Account and shall be credited with interest during the period beginning on the date as of which such shares were tendered and ending on the last day of the month immediately preceding the month in which such amounts are paid to the Participant at a rate which, through the end of the first calendar month in such period, shall equal the London Interbank Offered Rate ("LIBOR") for 1-month deposits that appears in The Wall Street Journal on the date immediately preceding the date that such shares were tendered, and which shall be recalculated for each successive 1-month period based on LIBOR for 1-month deposits published in The Wall Street Journal on the last day of each preceding calendar month. If such rate does not appear in The Wall Street Journal on any date as provided above, then such rate shall be the last such rate that appeared in The Wall Street Journal prior to the date of determination set forth above.

10. LONG-TERM INVESTMENT ELECTION

      To the extent permitted by the Committee, each Participant who (a) is employed by a Company or an Affiliate and (b) earned the Minimum Eligible Compensation in the immediately preceding calendar year, shall be entitled to make a Long-Term Investment Election with respect to an Award or Rollover. Any such Long-Term Investment Election shall be delivered to the Committee no later than a date 2 years prior to any date a Participant's Investment Period otherwise would expire pursuant to the first sentence of Section 2(t) hereof. The effect of a Long-Term Investment Election will be to defer the realization of an Award until the earlier of the expiration of an additional 3-year period beginning on the date the Participant's Investment Period otherwise would expire or, if the Participant so elects at the time the Participant makes the Long-Term Investment Election, the Participant's Permissive Retirement that occurs during such additional 3-year period. The Committee may limit the ability of any Participant to make a Long-Term Investment Election pursuant to uniform rules adopted by it. No Participant shall be permitted to make more than two Long-Term Investment Elections with respect to any Award or Rollover.

11. PAYMENTS UNDER THE PLAN

      (a) Subject to Paragraphs (b), (d) and (e) of this Section, within 30 business days after the occurrence of a Realization Event with respect to an Award or a Rollover, Salomon Inc shall deliver or cause to be delivered to the Participant (i) certificates for a number of shares of Salomon Stock equal to the number of whole shares of Salomon Stock credited to such Participant's Accounts as of the Realization Event as a result of such Award or Rollover (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to any fractional shares of Salomon Stock credited to such Participant's Accounts in an amount equal to the Daily Value of such fractional shares as of the Realization Event, and (ii) with respect to a Participant who has directed the Trustee to tender shares of Salomon Stock allocated to the Participant's Accounts, the dollar amount credited to the Participant's Cash Account as of the Realization Event in respect of such Award or Rollover. In the event that shares of Salomon Stock that are allocated to a Participant's Accounts as of the record date for a dividend are to be distributed to the Participant prior to the payment date for such dividend, Salomon Inc shall deliver or cause to be delivered from the Suspense Account to the Participant a number of shares of Salomon Stock equal to the number of whole shares, and cash with respect to that number of fractional shares, of Salomon Stock that could have been purchased with the amount of such unpaid dividends, plus, solely with respect to Awards granted and Rollover Elections made prior to January 1, 1996, 17.65% thereof, at the Daily Value as of the Realization Event. Notwithstanding the fact that Salomon Inc establishes the Trust for the purpose of assisting it in meeting its obligations under the Plan, Salomon Inc shall remain obligated to pay the amounts credited to the Participants' Accounts. Nothing shall relieve Salomon Inc of its liabilities under the Plan except to the extent amounts are paid to Participants or Beneficiaries from assets of the Trust.

      (b) Notwithstanding the foregoing, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards granted in 1990, 1991 and 1992:

            (i) On or before December 31, 1992, Salomon Inc shall deliver or cause to be delivered to Participants selected by the Committee, certificates for a number of shares of Salomon Stock equal to 60% of the number of whole shares of such Salomon Stock allocated to such Participant's Accounts (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to 60% of any fractional shares of such Salomon Stock allocated to such Participant's Accounts in an amount equal to the Daily Value of such fractional shares as of the distribution date. Such distributions shall be made to a Participant only if and to the extent the Committee determines in its sole discretion that such distributions would not impair the rights of such Participant in any Award or Rollover theretofore granted or made or any earnings with respect thereto within the meaning of Section 18 of the Plan. Subject to Section 11(b)(iii), the stock certificates so distributed to such Participants shall be restricted as to transferability and shall remain subject to Sections 7(c) and 11(c)(ii) of the Plan until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, and each such stock certificate shall bear the following legend:

            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

            Any shares remaining in the Participants' Accounts in respect of the 1990, 1991 and 1992 Awards after the distribution of the shares pursuant to this Section 11(b)(i) shall be distributed to Salomon Inc in exchange for Salomon Inc's undertaking to pay the amounts set forth in Section 11(b)(ii).

            (ii) On or before December 31, 1992, Salomon Inc shall pay each Participant who receives a distribution under Paragraph (b)(i) of this Section cash equal to the following amounts:

                  (A) the Daily Value on December 9, 1992 of 36.24% of the
            shares allocated to the Accounts of such Participant in respect of Awards granted in 1990;

                  (B) the Daily Value on December 9, 1992 of 35.11% of the
            shares allocated to the Account of such Participant in respect of Awards granted in 1991; and

                  (C) 40% of the dollar amount of such Participant's 1992
            Awards.

            Notwithstanding Section 17 hereunder, in order to meet all federal, state, local and other withholding tax requirements, if any, attributable to a distribution described in Section 11(b), Salomon Inc shall withhold from any distribution under this Section 11(b)(ii) cash equal to the amount the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

            (iii) Notwithstanding Section 11(b)(i), the Committee may, in its sole discretion, waive the restrictions on transferability and other restrictions applicable to shares distributed pursuant to Section 11(b)(i). The Committee may impose such conditions on any such waiver, including, without limitation, requiring a forfeiture of any portion of such shares, as the Committee may determine in its sole discretion.

      (c) The Plan's principal purpose is to provide Participants with a continuing long-term investment in Salomon Stock. In order to accomplish that principal purpose, it is imperative that Participants generally be required to remain invested in the Salomon Stock allocated to their Accounts until the occurrence of a Realization Event with respect to such Salomon Stock.
Accordingly:

            (i) In the event that a court of competent jurisdiction finally determines that Salomon Inc is obligated to distribute to a Participant, Beneficiary or any other person certificates representing any shares of Salomon Stock allocated to a

      Participant's Accounts prior to the occurrence of a Realization Event with respect to such shares, the stock certificates so distributed to such Participant, Beneficiary or other person shall be restricted as to transferability until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, Beneficiary or other person and remained subject to the Plan, and each such stock certificate shall bear the following legend:

            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

            (ii) Effective with respect to distributions of Salomon Stock allocated to Participants' Accounts with respect to awards under the Equity Partnership Plans on or after March 4, 1992, prior to receiving any distribution of such shares, each Participant shall be required to certify in a form acceptable to the Committee that at no time after March 4, 1992 and before the occurrence of the Realization Event with respect to which the distribution is to be made has the Participant, directly or indirectly, held any equity or derivative security position with respect to Salomon Stock, such as a short sale, a long put option or a short call option, that increases in value as the value of Salomon Stock decreases. If the Participant does not make the certification required by this Paragraph, the Participant shall receive a distribution with respect to such Award or Rollover equal to the number of shares of Salomon Stock otherwise to be distributed as of the Realization Event reduced by (A) with respect to Awards granted and Rollover Elections made prior to January 1, 1996, .15, and (B) with respect to Awards granted and Rollover Elections made on or after January 1, 1996, .20, multiplied by the number of shares of Salomon Stock otherwise to be distributed, and the number of shares by which the distribution is reduced shall be forfeited as of the Realization Event. In the event that a Participant makes a false certification, the Participant shall forfeit all of the shares allocated to his Accounts in respect of awards under the Equity Partnership Plans on or after March 4, 1992 as of such Realization Event. All amounts forfeited hereunder shall be treated as purchases for the Equity Partnership Plans at the Daily Value as of the date of forfeiture of the number of shares forfeited pursuant to Section 2(c)(iv) hereof. For purposes of applying this Section 11(c)(ii) to shares of Salomon Stock distributed to Participants pursuant to Sections 11(b)(i) and 18(a), the Realization Date with respect to such Salomon Stock shall be deemed to occur on the date as of which the restrictions under Section 11(b)(i) or 18(a), as the case may be, are to be removed and the removal of such restrictions shall be deemed to be distributions under this Section.

      (d) Effective with respect to Awards granted on or after December 1, 1993, notwithstanding any other provision hereunder, if and to the extent that the Committee determines any Company's or Affiliate's Federal tax deduction in respect of a distribution under the Plan may be limited as a result of Section 162(m) of the Code, the Committee may delay such distribution as provided below. In the event the Committee determines to delay a distribution, the Committee shall convert the shares of Salomon Stock to a dollar amount equal to the product of (i) the Daily Value of Salomon Stock on the date such shares otherwise would have been distributed to the Participant multiplied by (ii) the number of shares of Salomon Stock that otherwise would have been distributed to the Participant in the absence of this Section 11(d). Such amount shall then be credited to the Participant's Cash Account. The amount so credited to the Participant's Cash Account shall, subject to the second succeeding sentence, be credited with interest during the period beginning on the date on which the distribution would have been made in the absence of this Section 11(d) and ending on the last day of the month immediately preceding the month in which such amount is paid to the Participant, at a rate which, through the end of the first calendar month in such period, shall equal LIBOR for 1-month deposits that appears in The Wall Street Journal on the date immediately preceding the date on which the distribution would have been made in the absence of this Section, and which shall be recalculated for each successive 1-month period based on LIBOR for 1-month deposits published in The Wall Street Journal on the last day of each preceding calendar month. If such rate does not appear in The Wall Street Journal on any date as provided above, then such rate shall be the last such rate that appeared in The Wall Street Journal prior to the date of determination set forth above. The Committee may, in its discretion, elect not to credit interest to the Participant's Cash Account at LIBOR as described above, but instead to adjust the amount so credited to the Participant's Cash Account to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Committee. Part or all of the amount credited to the Participant's Cash Account hereunder shall be paid to the Participant at such times as shall be determined by the Committee, if and to the extent the Committee determines that a Company's or an Affiliate's deduction for any such payment will not be reduced by Section 162(m) of the Code. Notwithstanding the foregoing, the entire balance credited to the Participant's Cash Account hereunder shall be paid to the Participant within 30 business days after the earlier of (A) the date the Participant ceases to be a "covered employee" within the meaning of Section 162(m) of the Code or (B) the occurrence of a Change in Control.

      (e) Notwithstanding Paragraph (a)(i) of this Section, effective as of October 12, 1995, any Participant who has credited to his Accounts with respect to an Award 100 shares of Salomon Stock or less on the Realization Date for such Award shall, unless the

Participant otherwise elects at such time and in such form as may be acceptable to the Committee, receive, in lieu of a distribution of certificates for the number of whole shares of Salomon Stock credited to the Participant's Accounts as of the Realization Date as a result of such Award, a distribution in cash equal to the Daily Value on the distribution date of the number of whole shares of Salomon Stock allocated to the Participant's Accounts as a result of such Award.

12. SECURITIES MATTERS

      (a) Subject to Sections 11 and 18, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards or Rollovers granted or made on or before December 31, 1992, Salomon Inc shall use its best efforts to assure that any securities distributed to Participants hereunder are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Salomon Stock to be distributed hereunder or effecting similar compliance under any state laws.

      (b) Subject to Section 11, with respect to shares of Salomon Stock allocated to Participants' Accounts in respect of Awards or Rollovers granted or made after December 31, 1992, Salomon Inc shall use its best efforts to assure that any securities distributed to Participants hereunder on or after the Realization Date for the Award or Rollover with respect to which the distribution is made are marketable at the time of distribution, including, to the extent required under applicable law, effecting the registration pursuant to the Securities Act of any shares of Salomon Stock to be distributed hereunder or effecting similar compliance under any state laws.

      (c) Notwithstanding anything herein to the contrary, Salomon Inc shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Salomon Stock pursuant to the Plan unless and until Salomon Inc is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Salomon Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Salomon Stock pursuant to the terms hereof, the recipient of such shares to make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

      (d) Without limitation on the Committee's powers pursuant to Paragraph (c) of this Section, if and to the extent required by Rule 16b-3 promulgated under Section l6(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, the Committee may (i) restrict a Participant's ability to sell any shares of Salomon Stock distributed to such Participant hereunder until the expiration of 6 months (or such other period as the

Committee deems appropriate) after the date as of which such shares were allocated to the Participant's Accounts, (ii) in lieu of distributing shares of Salomon Stock that were allocated to a Participant's Accounts within 6 months (or such other period as the Committee deems appropriate) prior to the Realization Event, distribute a cash amount equal to the Daily Value of such Salomon Stock as of the Realization Event or (iii) impose such other conditions on the exercise of any election under the Plan or in connection with any distribution under the Plan as the Committee deems appropriate.

13. VOTING AND TENDER OF SALOMON STOCK

      (a) Voting Rights

            (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall have no discretion, as to the manner in which Salomon Stock that is entitled to vote and is allocated to such Participant's Accounts is to be voted. The Trustee shall vote combined fractional shares, to the extent possible, to reflect the directions of the Participants holding such shares.

            (ii) The Trustee shall have no discretion as to the voting of (A) any Salomon Stock allocated to any Participant's Accounts for which the Trustee does not receive affirmative and valid Participant voting directions and (B) any Salomon Stock held in the Suspense Account. The Trustee shall vote such Salomon Stock in the same proportions as Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant voting instructions under the Equity Partnership Plans.

            (iii) Notwithstanding any other provision of this Section, the Trustee shall vote the shares of Salomon Stock held in the Accounts of any Participant with respect to whom counsel to Salomon Inc advises the Participant would be taxed on the value of the Participant's Accounts if the Participant were permitted to direct the voting of such shares, in the same proportions as Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant voting instructions under the Equity Partnership Plans.

      (b) Tender Rights

            (i) If any person shall commence a tender or exchange offer or any similar transaction with respect to Salomon Stock, each Participant shall be entitled to direct the Trustee, and the Trustee shall have no discretion, as to whether the Salomon Stock allocated to such Participant's Accounts is to be tendered and whether such tender is to be revoked (to the extent such a revocation is permitted by the terms of such tender or exchange offer or applicable law). The Trustee shall tender shares of Salomon Stock allocated to any Participant's Accounts for which the Trustee shall have received affirmative and valid Participant directions to tender (except to the extent such directions are revoked prior to such tender); the Trustee shall revoke the tender of shares of Salomon Stock allocated to any Participant's Accounts for which the Trustee shall have received affirmative and valid Participant directions to revoke such tender.

            (ii) The Trustee shall have no discretion as to whether or not to tender, or whether to revoke tenders with respect to any Salomon Stock held in the Suspense Account. The Trustee shall tender or not and shall revoke tenders with respect to shares of Salomon Stock held in the Suspense Account in the same proportions as the shares of Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant directions under the Equity Partnership Plans whether or not to tender and whether to revoke such tender.

            (iii) The Trustee shall not tender, or revoke the tender of, shares allocated to Participants' Accounts for which the Trustee does not receive affirmative and valid Participant directions.

            (iv) To the extent that a Participant elects to tender shares of Salomon Stock held in the Participant's Accounts, the Trustee shall transfer the consideration the Trustee receives as a result of such tender to the Participant's Cash Account.

            (v) Notwithstanding any other provision of this Section, the Trustee shall tender or not and shall revoke tenders with respect to shares of Salomon Stock held in the Accounts of Participants with respect to whom counsel to Salomon Inc advises that the Participant would be taxed on the value of the Participant's Accounts if the Participant were permitted to direct the tender of shares, in the same proportions as the shares of Salomon Stock held in the Trust for which the Trustee receives affirmative and valid Participant directions whether or not to tender and whether to revoke such tender.

      (c) Tender Prior to Allocation

      In the event the Trustee is required to make any tender decision prior to the date on which any shares of Salomon Stock are allocated to any Participant's Accounts, the Trustee shall poll the participants under the Equity Partnership Plans (other than the Participants described in Paragraph (b)(v) of this Section) and shall tender or revoke tenders with respect to shares in proportion to the number of tender or revocation directions received by such participants. Each such participant shall have one vote.

      (d) Notices and Information Statements

      Salomon Inc shall provide the Trustee and each Participant with notices and information statements (including proxy statements) when voting rights are to be exercised, and with respect to tender, exchange or similar offers, at the same time and in the same manner (except to the extent the Exchange Act requires otherwise) as such notices and information statements (including proxy statements) are provided to shareholders of Salomon Inc generally.

      (e) Confidentiality of Voting and Tender Directions

      The Trustee shall devise and implement a procedure that is designed to assure the confidentiality of any Participant's voting or tender directions so that in directing the Trustee to vote or tender any shares of Salomon Stock, Participants are in fact rendering independent decisions without influence from any Company. Salomon Inc shall cooperate with the Trustee in devising and implementing such procedures to the extent the Trustee so requests.

14. ADJUSTMENT OF ACCOUNTS IN CERTAIN EVENTS

      (a) Unless the Committee otherwise determines, a Participant's Accounts shall be adjusted to reflect any securities, cash and other property received with respect to shares of Salomon Stock credited to such Participant's Accounts as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar change or any other event that the Committee, in its sole discretion, deems appropriate. The purpose of this adjustment is to treat Participants as if they were shareholders of Salomon Stock with respect to the number of shares credited to their Accounts. However, the Committee may, in its sole discretion, convert any securities, cash or other property that would have been received in respect of shares of Salomon Stock credited to a Participant's Accounts into an equivalent number of equity securities of Salomon Inc or any successor company or into cash or other property of equivalent value.

      (b) In the event of any change in the number of shares of Salomon Stock outstanding by reason of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change or any other event that the Committee, in its sole discretion, deems appropriate, the maximum aggregate number of shares of Salomon Stock subject to the Equity Partnership Plans shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Salomon Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Salomon Stock subject to the Equity Partnership Plans as the Committee may deem appropriate.

      (c) Except as is expressly provided in this Section, a Participant shall have no rights as a result of any stock dividend or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar corporate change.

15. CERTAIN DIVESTITURES

      (a) Company with Publicly Traded Stock That No Longer is a 50% Affiliate

      In the event of any transaction immediately after which any Company both ceases to be a member of a "controlled group of corporations" (as that term is defined in Section 4l4(b) of the Code but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Section 1563 (a) of the Code) of which Salomon Inc is a member and either has stock that is publicly traded or is a member of a "controlled group of corporations" (as that term is defined in Section 4l4(b) of the Code) with any trades or businesses, one or more members of which have publicly traded stock as a result of the transaction:

            (i) the Salomon Stock credited to the Accounts of (A) Participants who are employed by such Company immediately after the transaction and (B) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of such publicly traded stock based on the relative values of such publicly traded stock and Salomon Stock immediately after the transaction. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock and such Company shall cease to participate in the Plan with respect to future Awards;

            (ii) the Board of Directors of the affected Company shall succeed to the powers of the Committee and the Board of Directors under the Plan with respect to the Participants described in Section 15(a)(i); and

            (iii) a separate trust containing the Accounts of such Participants shall be created to hold the stock credited to the Participants' Accounts. Such trust shall be substantially the same as the Trust and shall be created pursuant to a trust agreement between the affected Company and the Trustee.

      (b) Company with Publicly Traded Stock That Remains a 50% Affiliate

      In the event that a public market develops for the stock of any Company and immediately after such public market develops such Company remains a member of a "controlled group of corporations" (as that term is defined in Section 4l4(b) of the Code but substituting the phrase "at least 50%" for the phrase "at least 80%" in each place that it appears in Section 1563(a) of the Code) of which Salomon Inc is a member, the

Salomon Stock credited to the Accounts of (i) the Participants who are employed by such Company immediately after such public market develops and (ii) terminated Participants who are not so employed, but who were employed by such Company on the date that their employment with the Companies and Affiliates terminated, shall be converted to equivalent amounts of the publicly traded stock of such Company based on the principles described in Section 15(a)(i), or its economic equivalent, as the Committee deems appropriate, unless the Committee and the Company determine that such a conversion would be financially detrimental to any Company or Affiliate or such Participants. Thereafter, each such Participant's Accounts shall be maintained in such publicly traded stock or its economic equivalent, as the case may be, and such Company shall cease to participate in the Plans with respect to future Awards.

      (c) Satisfaction of Obligations After a Divestiture

      In the event of a divestiture described in this Section 15, any distributions in respect of the shares credited to the affected Participants' Accounts as of the date of the divestiture shall be deemed to be payments in respect of Salomon Inc's obligations under the Plan, except to the extent such obligations are assumed and discharged by the affected Company.

16. NO SPECIAL EMPLOYMENT RIGHTS

      Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by any Company or Affiliate or interfere in any way with the right of any Company or Affiliate at any time to terminate such employment or to increase or decrease the compensation of the Participant. Nothing in the Plan shall be deemed to give any employee of any Company or Affiliate any right to participate in the Plan.

17. PAYROLL AND WITHHOLDING TAXES

      All federal, state, local and other withholding tax requirements, if any, attributable to a distribution shall be met pursuant to the following procedures:

            (a) The Companies and Affiliates shall have the right to withhold from any cash amounts payable to a Participant (including salary, bonus or any other amounts payable from any Company or Affiliate to the Participant) an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such shares of Salomon Stock or other payments under the Plan; or

            (b) Salomon Inc shall have the right to require Participants to remit to Salomon Inc in cash an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such shares of Salomon Stock or other payments under the Plan; or

            (c) Salomon Inc (or, if a distribution is to be made from the Trust, the Trustee) shall have the right to withhold a number of such shares of Salomon Stock, the Daily Value of which on the date the shares of Salomon Stock are to be distributed to the Participant the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law. In the event that the Trustee withholds shares of Salomon Stock pursuant to this Paragraph, the Trustee shall, as directed by Salomon Inc, (i) distribute such shares of Salomon Stock from the Trust to Salomon Inc or (ii) continue to hold such shares in the Suspense Account and, in either case, Salomon Inc shall make or shall cause to be made from the Trust, as the case may be, to the appropriate governmental entity the appropriate withholding tax payments.

18. TERMINATION AND AMENDMENT

      The Plan may be terminated with respect to any or all Participants at any time by the Board of Directors. Subject to Section 21 hereof, upon such termination: (i) with respect to each affected Participant who is not employed by a Company or Affiliate on the date such termination occurs, the amounts credited the Participant's Accounts, other than amounts forfeited in accordance
Section 7 or 11 hereof, shall be distributed to each such Participant; and (ii) with respect to each affected Participant who is employed by a Company or an Affiliate on the date such termination occurs, the amounts credited the Participant's Accounts, other than amounts that would have been forfeited in accordance Section 7(c)(ii)(D) hereof had the Participant's employment with the Companies and Affiliates been involuntarily terminated as a result of a downsizing or general reduction in work force immediately prior to the termination (which amounts shall be treated as forfeitures hereunder) or 11, shall be distributed to each such Participant in order to meet the entire benefit obligations under the Plan with respect to each such Participant. With respect to any termination effected on or before December 31, 1992, if and to the extent that the Committee determines in its sole discretion that the following distribution method would not impair the rights of any such Participant in any Award or Rollover theretofore granted or made or any earnings with respect thereto within the meaning of this Section 18, the benefit obligation under the Plan shall be satisfied in the following manner:

            (a) Salomon Inc shall deliver or cause to be delivered to Participants with respect to whom the Plan is terminated certificates for a number of shares of Salomon Stock equal to 60% of the number of whole shares of Salomon Stock allocated to such Participant's Accounts in respect of Awards (including shares reflecting the reinvestment of dividends paid thereon), and cash with respect to 60% of any fractional shares of Salomon Stock allocated to such Participant's Accounts in respect of Awards in an amount equal to the Daily


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

      Value of such fractional shares as of the distribution date. The stock certificates so distributed to such Participants shall be restricted as to transferability and shall remain subject to Section 7(c) and 11(c)(ii) of the Plan until the date that a Realization Event would have occurred with respect to such shares had they not been distributed to the Participant, and each such stock certificate shall bear the following legend:

            The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Salomon Inc Equity Partnership Plan for Key Employees (the violation of which may result in forfeiture). A copy of the Plan is on file in the office of the Secretary of Salomon Inc, Seven World Trade Center, New York, New York 10048.

Any shares remaining in the Participants' Accounts in respect of the 1990, 1991 and 1992 Awards after the distribution of the shares pursuant to this Section 18(a) shall be distributed to Salomon Inc in exchange for Salomon Inc's undertaking to pay the amounts set forth in Section 18(b).

      (b) On or before December 31, 1992, Salomon Inc shall pay each Participant who receives a distribution under Paragraph (a) of this Section cash equal to the following amounts:

            (i) the Daily Value on December 9, 1992 of 36.24% of the shares allocated to the Account of such Participant in respect of Awards granted in 1990;

            (ii) the Daily Value on December 9, 1992 of 35.11% of the shares allocated to the Accounts of such Participants in respect of Awards granted in 1991; and

            (iii) 40% of the dollar amount of such Participant's 1992 Awards.

      Notwithstanding Section 17 hereunder, in order to meet all federal, state, local and other withholding tax requirements, if any, attributable to a termination on or before December 31, 1992 described in Paragraphs (a) and (b) of this Section, Salomon Inc shall withhold from any distribution under this Paragraph (b) cash equal to the amount the Committee determines to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

      (c) In the event the entire Plan is terminated, the remaining assets, if any, in the Trust after the payment of such benefits shall be paid to Salomon Inc. In the event of a partial termination of the Plan, the assets, if any, remaining in any terminated Accounts


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

shall be held in the Suspense Account and may be used to satisfy Salomon Inc's contribution requirements hereunder; provided, however, that (i) with respect to a termination described in Paragraphs (a) and (b) of this Section, and (ii) in the event of a partial termination of the Plan involving 40% or more of the amounts payable under the Plan immediately prior to such termination, the Board of Directors may elect that any such remaining assets be distributed to Salomon Inc.

      (d) The Plan may be amended by the Board of Directors from time to time in any respect, provided, however, that if and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, no amendment shall be effective without the approval of the shareholders of Salomon Inc that (a) except as provided in
Section 14 hereof, increases the number of shares of Salomon Stock that may be distributed under the Plan, (b) materially increases the benefits accruing to individuals under the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan. No amendment or termination shall be made that would impair the rights of any Participant in any Award or Rollover theretofore granted or made, or any earnings with respect thereto, without such Participant's prior written consent; provided, however, that Salomon Inc may amend the Plan and the Trust from time to time in such a manner as may be necessary to prevent the trust agreement pursuant to which the Trust is created, the Equity Partnership Plans or the Trust from becoming subject to ERISA and to avoid the current taxation of the assets held in the trusts established in connection with the Equity Partnership Plans to Participants. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of, or, with respect to amounts allocated to Participants' Accounts on or after December 31, 1992, any amendment to, the Plan shall be considered an impairment of the rights of a Participant.

19. PAYMENTS UPON THE DEATH OF A PARTICIPANT

      Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Trustee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Trustee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, such Participant's Beneficiary shall be such Participant's estate. If the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the


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

Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

20. SHAREHOLDER APPROVAL REQUIRED

      The Plan, as amended and restated as of January 1, 1996, is subject to approval by the shareholders of Salomon Inc at their annual meeting in May, 1996 in accordance with applicable law, the rules of the New York Stock Exchange and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. If the Plan is not so approved, then the Plan shall remain in full force and effect without regard to the amendments adopted effective as of January 1, 1996.

21. EFFECT OF REVOCATION EVENT

      Upon the occurrence of a Revocation Event, the Board of Directors may, in its sole discretion, elect to terminate the Plan, the Trust, or any Participant's Accounts. In the event that the Board of Directors elects to so terminate the Plan, the Trust or any Participant's Accounts as a result of a Revocation Event, in consideration of and as soon as practicable after Salomon Inc's providing the Trustee with a written undertaking to pay to Participants the amount required to be paid under this Section, all amounts held in the Trust (or if the entire Trust is not terminated, any terminated Accounts) shall be distributed to Salomon Inc. Salomon Inc shall, in its sole discretion, (a) pay to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, a lump sum in cash equal to the Daily Value multiplied by the number of shares of Salomon Stock and cash amounts reflected in each Participant's Accounts as of the date of such termination, (b) distribute to each Participant whose Accounts are terminated, as soon as practicable after the date of such termination, that number of shares of Salomon Stock that would have been distributable to such Participant under the Plan and pay to such Participant at such time any cash allocated to the Participant's Cash Account or (c) distribute to each Participant whose Accounts are terminated that number of shares of Salomon Stock and that amount of cash that would have been distributable to such Participant at such time as shares and cash would have been distributable to such Participant under the Plan, had the Plan continued. If it is finally determined in a proceeding that Salomon Inc either controls or was offered the right to control and declines, that the Participant's interest in the Trust was taxable to the Participant, notwithstanding any termination of such Participant's Accounts in the Trust, Salomon Inc shall pay or distribute the Participant's interest (whether or not the Board of Directors has previously elected to terminate the Plan, the Trust or the Participant's Accounts) in accordance with either Clause (a) or (b) of the preceding sentence.

22. MISCELLANEOUS

      (a) No transfer (other than any transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such payment, and the transfer shall be of no force and effect.

      (b) The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.


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